UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2007

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On July 24, 2007, the employment agreement dated July 23, 2004 of Dr. James E. Barrett, Senior Vice President, Chief Scientific Officer, President Research, with Adolor Corporation (the Corporation”) was terminated. Upon termination of his employment with the Corporation, Dr. Barrett is receiving: twelve months’ salary continuation, in bi-weekly payments; at his current base salary, $365,560.00, and a bonus gross amount of $55,361.00, based on the bonus amount calculated for him during the immediately preceding calendar year. In addition, the Corporation will pay the cost of Dr. Barrett’s medical, dental and basic life insurance premiums for a period of twelve months and a $6,000 payment for attendance at scientific meetings previously planned. In addition, he will have the ability to exercise all equity interests of the Corporation that have vested up through July 24, 2007 during the period of one year following July 24, 2007. A copy of the agreement dated July 20, 2007 between Dr. Barrett and the Corporation is attached as Exhibit 10.1 to this Form 8-K and incorporated herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective July 24, 2007, the employment of Dr. James E. Barrett, Senior Vice President, Chief Scientific Officer, President Research, with Adolor Corporation has terminated. Dr. Barrett and Adolor Corporation (the “Corporation”) are parties to an agreement the terms of which are described in Item 1.02 to this Form 8-K and set forth in the agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement between the Company and James E. Barrett, Ph.D. dated July 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Thomas P. Hess
Name:	Thomas P. Hess
Title:	Vice President, Finance and Chief Financial Officer

Dated: July 24, 2007